PRESS RELEASE
FOR IMMEDIATE RELEASE:
DATE: July 30, 2009
Investor Relations
CONTACT: Quynh McGuire
PHONE: 724-539-6559
Media Relations
CONTACT: Joy Chandler
PHONE: 724-539-4618
KENNAMETAL ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2009 RESULTS
-	Sequentially improved Q4 operating results, excluding charges related to impairment and restructuring

-	Fiscal year EPS of $0.80, excluding charges related to restructuring, impairment and divestiture

-	Free operating cash flow of $17 million for the quarter and $90 million for the fiscal year

-	Completed previously announced divestiture for cash proceeds of $29 million

-	Further strengthened financial position and liquidity with equity issuance and amended credit agreement
LATROBE, Pa., (July 30, 2009) — Kennametal Inc. (NYSE: KMT) today reported fiscal 2009 fourth quarter earnings (loss) per diluted share (EPS) of ($0.45), compared with prior year quarter reported EPS of $0.77. The current quarter reported EPS included restructuring and divestiture related charges amounting to $0.32 per share. The prior year quarter reported EPS included restructuring related charges of $0.08 per share. Absent these charges, adjusted EPS for the current quarter was ($0.13), compared with the prior year quarter adjusted EPS of $0.85.
Chairman, President and Chief Executive Officer Carlos Cardoso said, “Fiscal 2009 was the most challenging year in our company’s 70-year history. We responded aggressively to the severe and rapid global economic downturn by taking a number of measures. We reduced our costs, optimized cash flow and liquidity, and preserved our competitive strengths. As a result, we offset a considerable portion of the impact of the decline in sales volume, achieved a modest profit for the fiscal year on an adjusted basis, generated strong cash flow, and further enhanced our financial position. With our high-performance consumable products, we expect to benefit relatively early and have higher operating leverage in the industrial upturn. We have a worldwide infrastructure, well-balanced business and a highly talented global workforce dedicated to serving customers.”

Reconciliations of all non-GAAP financial measures are set forth in the attached tables and descriptions of certain non-GAAP financial measures are contained in our report on Form 8-K to which this release is attached.
Fiscal 2009 Fourth Quarter Key Developments
•	Sales for the quarter were $386 million, compared with $724 million in the same quarter last year. The 47 percent decrease in sales was due to a 43 percent organic decline and a 4 percent decrease from unfavorable foreign currency effects. A net favorable impact from acquisitions and divestitures was offset by the effect of one less workday.
•	The company continued to implement certain restructuring plans to reduce costs and improve operating efficiencies. During the June quarter, the company recognized pre-tax charges related to these initiatives of $21 million, or $0.08 per share. Pre-tax charges recorded to date for these initiatives were $82 million. Including these charges, the company expects to recognize approximately $115 million of pre-tax charges related to its restructuring plans. The majority of the remaining charges are expected to be incurred by December 31, 2009, most of which are expected to be cash expenditures. The company realized pre-tax benefits of approximately $50 million from these actions in fiscal 2009 and expects to realize approximately $75 million of additional pre-tax benefits in fiscal 2010. This would bring the total annual ongoing pre-tax benefits from these actions to approximately $125 million.
•	Operating loss was $25 million for the current quarter compared to operating income of $80 million for the prior year quarter. Absent restructuring related charges recorded in both periods, operating loss for the current quarter was $3 million compared to operating income of $88 million in the prior year quarter. The adjusted operating loss for the current quarter improved sequentially from the March 2009 quarter despite a sequential decline in sales. This improvement was driven by a higher run rate of restructuring benefits as well as the impact of additional cost reduction actions such as employee furloughs and the suspension of contributions to certain employee benefit plans.
•	The reported effective tax rate was 39.1 percent. On an adjusted basis, the effective tax rate was (116.4) percent compared to 19.9 percent in the prior year quarter. The change in the adjusted rate was driven by different jurisdictional mix of pre-tax results.
•	On June 30, 2009, Kennametal completed the sale of its high speed steel drills, related product lines and assets as the company continued to focus on shaping its business portfolio and rationalizing its manufacturing footprint. Cash proceeds from this divestiture amount to $29 million, of which $26 million was received through July 2009, with the balance expected to be received in the December 2009 quarter. The pre-tax loss on the sale and related charges of $26 million, as well as the related tax effects, were recorded in discontinued operations. The company expects to incur additional pre-tax charges related to this divestiture of $4 million to $7 million over the next six months.

•	Net loss was $33 million for the current year quarter, compared to net income of $60 million in the prior year quarter. Absent the charges related to restructuring and divestiture, net loss for the current quarter was $10 million, compared to net income of $66 million in the prior year quarter.
•	Reported EPS was ($0.45), compared with prior year quarter reported EPS of $0.77. Adjusted EPS was ($0.13) compared to prior year quarter adjusted EPS of $0.85. A reconciliation follows:
Earnings (Loss) Per Diluted Share Reconciliation

Fourth Quarter FY 2009		Fourth Quarter FY 2008
Reported EPS	($0.45)	Reported EPS	$0.77
Restructuring and related charges	0.08	Restructuring and related charges	0.08
Loss on divestiture and related charges	0.24

Adjusted EPS	($0.13)	Adjusted EPS	$0.85

Fiscal Year 2009 Key Developments
•	Cash flow from operating activities was $192 million for fiscal year 2009, compared with $280 million for the prior fiscal year. Capital expenditures for fiscal year 2009 were $105 million, a reduction of $59 million or 36 percent from fiscal year 2008. Free operating cash flow for the current fiscal year was $90 million, compared with $119 million in the prior fiscal year. The generation of free operating cash flow was bolstered through strong focus on receivable collection, inventory reduction from close management of production levels and reduced capital expenditures.
•	Sales of $2.0 billion decreased 23 percent from $2.6 billion in the previous fiscal year. Sales decreased 21 percent organically and 3 percent from unfavorable foreign currency effects. This was partially offset by the net favorable impact of acquisitions and divestitures of 1 percent.
•	In the March quarter, the company recorded a non-cash pre-tax charge of $111 million for impairment of goodwill and an indefinite lived trademark.
•	Operating loss was $100 million, compared with operating income of $259 million for the prior fiscal year. Absent charges related to restructuring and impairment recorded in both periods, operating income for fiscal year 2009 was $85 million compared to $302 million for the prior fiscal year. This decrease was principally the result of reduced sales volumes and the related lower manufacturing cost absorption as well as higher raw material costs. A considerable portion of the impact of these factors was offset by a combination of restructuring benefits, other cost reduction actions, higher price realization and lower provisions for employee incentive compensation plans.
•	The reported effective tax rate was 10.0 percent. On an adjusted basis, the effective tax rate was 16.6 percent compared with 21.2 percent in the prior fiscal year. The decrease in the adjusted rate was driven by the release of a deferred tax valuation allowance and a benefit from the completion of a routine income tax examination.

•	Reported EPS was ($1.64) compared to the prior year reported EPS of $2.15. Adjusted EPS of $0.80 decreased 71 percent, compared with prior year adjusted EPS of $2.76. A reconciliation follows:
Earnings (Loss) Per Diluted Share Reconciliation

FY 2009		FY 2008
Reported EPS	($1.64)	Reported EPS	$2.15
Restructuring and related charges	0.82	Impact of German tax reform bill	0.08
Asset impairment charges	1.38	Goodwill impairment charge	0.45
Loss on divestiture and related charges	0.24	Restructuring and related charges	0.08

Adjusted EPS	$0.80	Adjusted EPS	$2.76

•	Adjusted return on invested capital (ROIC) was 4.4 percent compared to 12.3 percent for the prior fiscal year.
Segment Highlights of Fiscal 2009 Fourth Quarter
Metalworking Solutions & Services Group (MSSG) sales decreased by 52 percent from the prior year quarter, driven by an organic sales decline of 45 percent, unfavorable foreign currency effects of 5 percent and a 2 percent decrease from the combined impact of divestitures and one less workday. Global industrial production remained extremely weak and substantially below the prior year continuing the further downturn in industrial activity experienced in the March quarter. Consequently, demand in most market sectors remained at very low levels. On a regional basis, Europe and North America reported organic sales declines of 47 percent and 46 percent, respectively, for the June quarter. Latin America, India and Asia Pacific also experienced organic sales declines of 44 percent, 43 percent and 37 percent, respectively.
MSSG operating loss was $29 million for the June quarter compared to operating income of $66 million for the same quarter of the prior year. Excluding restructuring related charges recorded in both periods, MSSG operating loss was $16 million compared with operating income of $71 million in the prior year quarter. The primary drivers of the decline in operating income were reduced sales volumes and the related lower manufacturing cost absorption. This was offset in part by restructuring benefits and other cost reduction actions, including employee furloughs, as well as higher price realization.
Advanced Materials Solutions Group (AMSG) sales decreased 37 percent during the June quarter, driven by a 38 percent organic decline, a 3 percent unfavorable impact from foreign currency effects and a 1 percent decrease from one less workday, partially offset by the favorable impact of acquisitions of 5 percent. The organic decline was primarily driven by lower sales in the engineered products business, as well as reduced demand for energy related products and surface finishing machines and services.
AMSG operating income was $14 million in the current quarter compared to operating income of $33 million in the same quarter of the prior year. Absent restructuring related charges recorded in both periods, AMSG operating income was $18 million in the current quarter compared to $36 million in the prior year quarter. The decline in operating income was primarily due to lower sales and production volumes in the engineered products and energy related businesses. A considerable portion of these impacts was offset by a combination of restructuring benefits and other cost reduction actions, including employee furloughs, as well as higher price realization and lower raw material costs.
Corporate operating loss decreased by 54 percent, or $10 million. This decrease was primarily driven by lower provisions for performance-based employee compensation programs, as well as the impact of cost reduction actions.
Recent Actions to Enhance Liquidity and Further Strengthen Financial Position
In July 2009, Kennametal completed two actions to further enhance liquidity and strengthen financial position. The first action involved an amendment to the company’s existing $500 million revolving bank credit facility. This amendment provides additional flexibility with respect to financial covenants while maintaining the size and maturity of the facility. The second action involved the issuance of 8,050,000 shares of common stock generating net proceeds of approximately $120 million which were used to pay down outstanding indebtedness under the revolving credit facility.
Outlook
Given the magnitude of the current global economic downturn and the ongoing related uncertainty, visibility remains quite limited regarding global industrial activity and the corresponding demand for the company’s products.
While recognizing the difficulty at this time of looking forward with any relative degree of certainty, management presently believes that global industrial activity may now be at or close to a bottom. Assuming that is the case, Kennametal would expect global demand for its products for the first half of fiscal year 2010 to remain around the levels experienced in the June quarter. The company would then expect to see the effects of an economic recovery reflected in its sales and financial results during the second half of the fiscal year.
Under these economic assumptions, Kennametal would expect EPS for fiscal 2010 to be in the range of $0.45 to $0.65 per share, excluding restructuring and divestiture related charges, on sales that would be 5 percent to 10 percent lower year-to-year on an organic basis. Cash flow from operations would be expected to be in the range of $65 million to $75 million for fiscal 2010, as a considerable portion of the cash generated is expected to be needed to fund higher working capital requirements as business improves. Based on capital expenditures of approximately $60 million, free operating cash flow would be in the range of $5 million to $15 million for fiscal 2010.
Should global economic conditions develop in line with management’s assumptions, the company expects to continue to experience the adverse effects of the global recession during the first half of fiscal 2010 followed by year-over-year sales growth and positive earnings performance in the second half of fiscal 2010. As such, for the first quarter of fiscal 2010, Kennametal expects organic sales to be 35 percent to 40 percent lower than the same quarter of the previous fiscal year and expects to record a loss per diluted share, excluding restructuring and divestiture related charges, that will be greater than the loss per diluted share for the June 2009 quarter, excluding restructuring and divestiture related charges.

Dividend Declared
Kennametal also announced today that its Board of Directors declared a regular quarterly cash dividend of $0.12 per share. The dividend is payable August 21, 2009 to shareowners of record as of the close of business on August 6, 2009.
Kennametal advises shareowners to note monthly order trends, for which the company makes a disclosure ten business days after the conclusion of each month. This information is available on the Investor Relations section of Kennametal’s corporate website at www.kennametal.com.
Fourth quarter and full year results for fiscal 2009 will be discussed in a live Internet broadcast at 9:00 a.m. Eastern time today. This event will be broadcast live on the company’s website, www.kennametal.com. Once on the homepage, select “Investor Relations” and then “Events.” The replay of this event will also be available on the company’s website through August 30, 2009.
This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements that do not relate strictly to historical or current facts. You can identify forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,” “approximate,” “expect,” “may,” “will,” “project,” “intend,” “plan,” “believe” and other words of similar meaning and expression in connection with any discussion of future operating or financial performance or events. Forward looking statements in this release concern, among other things, Kennametal’s outlook for earnings for its fiscal year 2010, and its expectations regarding restructuring initiatives, future growth and financial performance, all of which are based on current expectations that involve inherent risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties related to: the recent downturn in our industry; global and regional economic conditions; compliance with debt arrangements; availability and cost of the raw materials we use to manufacture our products; our ability to protect and defend our intellectual property; our foreign operations and international markets, such as currency exchange rates, different regulatory environments, trade barriers, exchange controls, and social and political instability; our ability to implement restructuring plans and other cost savings initiatives, fluctuations in energy costs and commodity prices; competition; integrating acquisitions, and achieving the expected savings and synergies; business divestitures; demands on management resources; environmental remediation matters; demand for and market acceptance of new and existing products; future terrorist attacks or acts of war; and labor relations. These and other risks are more fully described in Kennametal’s latest annual report on Form 10-K and its other periodic filings with the Securities and Exchange Commission. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.

Kennametal Inc. (NYSE: KMT) is a leading global supplier of tooling, engineered components and advanced materials consumed in production processes. The company improves customers’ competitiveness by providing superior economic returns through the delivery of application knowledge and advanced technology to master the toughest of materials application demands. Companies producing everything from airframes to coal, from medical implants to oil wells and from turbochargers to motorcycle parts recognize Kennametal for extraordinary contributions to their value chains. In fiscal year 2009, customers bought approximately $2.0 billion of Kennametal products and services — delivered by our 12,000 talented employees in over 60 countries — with more than 50 percent of these revenues coming from outside North America. Visit us at www.kennametal.com. [KMT-E]

FINANCIAL HIGHLIGHTS
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended		Year Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2009	2008 (1)	2009	2008 (1)

Sales	$386,037	$723,951	$1,999,859	$2,589,786
Cost of goods sold	287,208	476,189	1,423,320	1,682,715

Gross profit	98,829	247,762	576,539	907,071

Operating expense	104,024	158,748	489,567	594,187
Restructuring and asset impairment charges	16,214	4,891	173,656	39,891
Loss on divestitures	—	582	—	582
Amortization of intangibles	3,260	3,806	13,134	13,864

Operating (loss) income	(24,669)	79,735	(99,818)	258,547

Interest expense	5,503	7,351	27,244	31,586
Other (income) expense, net	(4,617)	(754)	(14,566)	(2,439)

(Loss) income before income taxes and minority interest	(25,555)	73,138	(112,496)	229,400

(Benefit) provision for income taxes	(10,002)	14,581	(11,205)	62,754
Minority interest expense	266	329	1,111	2,980

(Loss) income from continuing operations	(15,819)	58,228	(102,402)	163,666
(Loss) income from discontinued operations	(17,174)	1,352	(17,340)	4,109

Net (loss) income	$(32,993)	$59,580	$(119,742)	$167,775

Basic (loss) earnings per share:
Continuing operations	$(0.21)	$0.76	$(1.40)	$2.13
Discontinued operations	(0.24)	0.02	(0.24)	0.05

	$(0.45)	$0.78	$(1.64)	$2.18

Diluted (loss) earnings per share:
Continuing operations	$(0.21)	$0.75	$(1.40)	$2.10
Discontinued operations	(0.24)	0.02	(0.24)	0.05

	$(0.45)	$0.77	$(1.64)	$2.15

Dividends per share	$0.12	$0.12	$0.48	$0.47

Basic weighted average shares outstanding	72,772	76,346	73,122	76,811

Diluted weighted average shares outstanding	72,772	77,614	73,122	78,201

(1)	Amounts have been reclassified to reflect discontinued operations related to the divestiture of the high speed steel drills and related products business.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	June 30,
(in thousands)	2009	2008

ASSETS
Cash and cash equivalents	$69,823	$86,478
Accounts receivable, net	278,977	512,794
Inventories	381,306	460,800
Other current assets	145,798	91,914

Total current assets	875,904	1,151,986
Property, plant and equipment, net	720,326	749,755
Goodwill and intangible assets, net	677,436	802,722
Other assets	73,308	79,886

Total assets	$2,346,974	$2,784,349

LIABILITIES
Current maturities of long-term debt and capital leases, including notes payable	$49,365	$33,600
Accounts payable	87,176	189,050
Other current liabilities	242,428	298,661

Total current liabilities	378,969	521,311
Long-term debt and capital leases	436,592	313,052
Other liabilities	263,958	280,552

Total liabilities	1,079,519	1,114,915

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES	20,012	21,527
SHAREOWNERS’ EQUITY	1,247,443	1,647,907

Total liabilities and shareowners’ equity	$2,346,974	$2,784,349

SEGMENT DATA (UNAUDITED)

	Three Months Ended		Year Ended
	June 30,		June 30,
(in thousands)	2009	2008 (1)	2009	2008 (1)

Outside Sales:
Metalworking Solutions and Services Group	$218,827	$459,012	$1,191,759	$1,674,516
Advanced Materials Solutions Group	167,210	264,939	808,100	915,270

Total outside sales	$386,037	$723,951	$1,999,859	$2,589,786

Sales By Geographic Region:
United States	$176,751	$298,762	$907,967	$1,092,102
International	209,286	425,189	1,091,892	1,497,684

Total sales by geographic region	$386,037	$723,951	$1,999,859	$2,589,786

Operating (Loss) Income:
Metalworking Solutions and Services Group	$(29,401)	$65,987	$(19,180)	$255,391
Advanced Materials Solutions Group	13,536	32,858	(39,539)	83,925
Corporate and eliminations (2)	(8,804)	(19,110)	(41,099)	(80,769)

Total operating (loss) income	$(24,669)	$79,735	$(99,818)	$258,547

(1)	Amounts have been reclassified to reflect discontinued operations related to the divestiture of the high speed steel drills and related products business.

(2)	Includes corporate functional shared services and intercompany eliminations.

In addition to reported results under generally accepted accounting principles in the United States of America (GAAP), the following financial highlight tables include, where appropriate, a reconciliation of adjusted results including gross profit, operating expense, operating income, MSSG operating income and margin, AMSG operating income and margin, income from continuing operations, income before income taxes and minority interest, provision for income taxes, effective tax rate, net income and diluted (loss) earnings per share as well as free operating cash flow and adjusted return on invested capital (which are non-GAAP financial measures), to the most directly comparable GAAP measures. Management believes that investors should have available the same information that management uses to assess operating performance, determine compensation and assess the capital structure of the company. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Investors are cautioned that non-GAAP financial measures utilized by the company may not be comparable to non-GAAP financial measures used by other companies. Reconciliations of all non-GAAP financial measures are set forth in the attached tables and descriptions of certain non-GAAP financial measures are contained in our report of Form 8-K to which this release is attached.
THREE MONTHS ENDED JUNE 30, 2009 (UNAUDITED)

				Loss from
	Gross	Operating	Operating	Continuing		Diluted
(in thousands, except per share amounts)	Profit	Expense	Loss	Operations	Net Loss	EPS

2009 Reported Results	$98,829	$104,024	$(24,669)	$(15,819)	$(32,993)	$(0.45)
Restructuring and related charges	3,961	(996)	21,171	6,065	6,065	0.08
Loss on divestiture and related charges	—	—	—	—	17,258	0.24

2009 Adjusted Results	$102,790	$103,028	$(3,498)	$(9,754)	$(9,670)	$(0.13)

	MSSG	AMSG
	Operating	Operating
(in thousands, except percents)	Loss	Income

2009 Reported Results	$(29,401)	$13,536
2009 Reported Operating Margin	(13.4%)	8.1%
Restructuring and related charges	13,614	4,612

2009 Adjusted Results	$(15,787)	$18,148

2009 Adjusted Operating Margin	(7.2%)	10.9%

	Loss before
	Income	(Benefit)
	Taxes and	Provision
	Minority	for Income	Effective
(in thousands, except percents)	Interest	Taxes	Tax Rate

2009 Reported Results	$(25,555)	$(10,002)	39.1%
Restructuring and related charges	21,171	15,108	(155.5)

2009 Adjusted Results	$(4,384)	$5,106	(116.4%)

THREE MONTHS ENDED JUNE 30, 2008 (UNAUDITED)

				Income
				from
	Gross	Operating	Operating	Continuing		Diluted
(in thousands, except per share amounts)	Profit	Expense	Income	Operations	Net Income	EPS

2008 Reported Results	$247,762	$158,748	$79,735	$58,228	$59,580	$0.77
Restructuring and related charges	1,441	(1,916)	8,248	6,635	6,635	0.08

2008 Adjusted Results	$249,203	$156,832	$87,983	$64,863	$66,215	$0.85

	MSSG	AMSG
	Operating	Operating
(in thousands, except percents)	Income	Income

2008 Reported Results	$65,987	$32,858
2008 Reported Operating Margin	14.4%	12.4%
Restructuring and related charges	4,855	3,012

2008 Adjusted Results	$70,842	$35,870

2008 Adjusted Operating Margin	15.4%	13.5%

	Income
	before
	Income
	Taxes and	Provision
	Minority	for Income	Effective
(in thousands, except percents)	Interest	Taxes	Tax Rate

2008 Reported Results	$73,138	$14,581	19.9%
Restructuring and related charges	8,248	1,613	—

2008 Adjusted Results	$81,386	$16,194	19.9%

YEAR ENDED JUNE 30, 2009 (UNAUDITED)

				(Loss)
				Income
			Operating	from
	Gross	Operating	(Loss)	Continuing	Net (Loss)	Diluted
(in thousands, except per share amounts)	Profit	Expense	Income	Operations	Income	EPS

2009 Reported Results	$576,539	$489,567	$(99,818)	$(102,402)	$(119,742)	$(1.64)
Restructuring and related charges	10,860	182	73,292	60,020	60,020	0.82
Asset impairment charges	—	—	111,042	101,200	101,200	1.38
Loss on divestiture and related charges	—	—	—	—	17,657	0.24

2009 Adjusted Results	$587,399	$489,749	$84,516	$58,818	$59,135	$0.80

Effective
Tax Rate

2009 Reported Results	10.0%
Restructuring and related charges	(1.5)
Asset impairment charges	8.1

2009 Adjusted Results	16.6%

YEAR ENDED JUNE 30, 2008 (UNAUDITED)

				Income
				from
	Gross	Operating	Operating	Continuing		Diluted
(in thousands, except per share amounts)	Profit	Expense	Income	Operations	Net Income	EPS

2008 Reported Results	$907,071	$594,187	$258,547	$163,666	$167,775	$2.15
German tax law change	—	—	—	6,594	6,594	0.08
Goodwill impairment charge	—	—	35,000	35,000	35,000	0.45
Restructuring and related charges	1,441	(1,916)	8,248	6,635	6,635	0.08

2008 Adjusted Results	$908,512	$592,271	$301,795	$211,895	$216,004	$2.76

Effective
Tax Rate

2008 Reported Results	27.4%
German tax law change	(2.4)
Goodwill impairment charge	(3.6)
Restructuring and related charges	(0.2)

2008 Adjusted Results	21.2%

FREE OPERATING CASH FLOW (UNAUDITED)

	Three Months Ended		Year Ended
	June 30,		June 30,
(in thousands)	2009	2008	2009	2008

Net cash flow provided by operating activities	$28,524	$121,228	$192,263	$279,786
Purchases of property, plant and equipment	(12,130)	(32,902)	(104,842)	(163,489)
Proceeds from disposals of property, plant and equipment	528	469	2,914	2,839

Free operating cash flow	$16,922	$88,795	$90,335	$119,136

RETURN ON INVESTED CAPITAL (UNAUDITED)
June 30, 2009 (in thousands, except percents)

Invested Capital	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008	Average

Debt	$485,957	$502,093	$522,722	$481,723	$346,652	$467,829
Minority interest	20,012	18,678	19,235	20,412	21,527	19,973
Shareowners’ equity	1,247,443	1,249,328	1,430,727	1,465,757	1,647,907	1,408,232

Total	$1,753,412	$1,770,099	$1,972,684	$1,967,892	$2,016,086	$1,896,035

	Three Months Ended
Interest Expense	6/30/2009	3/31/2009	12/31/2008	9/30/2008	Total

Interest expense	$5,503	$6,658	$8,000	$7,083	$27,244

Income tax benefit					4,523

Total interest expense, net of tax					$22,721

Total Income	6/30/2009	3/31/2009	12/31/2008	9/30/2008	Total

Net (loss) income, as reported	$(32,993)	$(137,875)	$15,659	$35,467	$(119,742)
Restructuring and related charges	6,065	36,768	9,779	7,408	60,020
Asset impairment charges	—	101,200	—	—	101,200
Loss on divestiture and related charges	17,258	399	—	—	17,657
Minority interest expense (income)	266	161	(101)	785	1,111

Total income, adjusted	$(9,404)	$653	$25,337	$43,660	$60,246

Total interest expense, net of tax					22,721

					$82,967
Average invested capital					$1,896,035

Adjusted Return on Invested Capital					4.4%

Return on invested capital calculated utilizing net loss, as reported is as follows:
Net loss, as reported					$(119,742)
Total interest expense, net of tax					22,721

					$(97,021)
Average invested capital					$1,896,035

Return on Invested Capital					(5.1%)

RETURN ON INVESTED CAPITAL (UNAUDITED)
June 30, 2008 (in thousands, except percents)

Invested Capital	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007	Average

Debt	$346,652	$428,456	$446,956	$377,051	$366,829	$393,189
Minority interest	21,527	21,879	20,276	19,122	17,624	20,086
Shareowners’ equity	1,647,907	1,615,568	1,563,297	1,531,378	1,484,467	1,568,523

Total	$2,016,086	$2,065,903	$2,030,529	$1,927,551	$1,868,920	$1,981,798

	Three Months Ended
Interest Expense	6/30/2008	3/31/2008	12/31/2007	9/30/2007	Total

Interest expense	$7,351	$7,974	$8,494	$7,767	$31,586
Securitization fees	4	5	5	8	22

Total interest expense	$7,355	$7,979	$8,499	$7,775	$31,608

Income tax benefit					6,701

Total interest expense, net of tax					$24,907

Total Income	6/30/2008	3/31/2008	12/31/2007	9/30/2007	Total

Net income, as reported	$59,580	$23,170	$50,146	$34,879	$167,775
Impact of German tax law change	—	—	—	6,594	6,594
Goodwill impairment charge	—	35,000	—	—	35,000
Restructuring and related charges	6,635	—	—	—	6,635
Minority interest expense	329	742	1,037	872	2,980

Total income, adjusted	$66,544	$58,912	$51,183	$42,345	$218,984

Total interest expense, net of tax					24,907

					$243,891
Average invested capital					$1,981,798

Adjusted Return on Invested Capital					12.3%

Return on invested capital calculated utilizing net income, as reported is as follows:
Net income, as reported					$167,775
Total interest expense, net of tax					24,907

					$192,682
Average invested capital					$1,981,798

Return on Invested Capital					9.7%

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